UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 03/30/2009

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-25739

MD	58-2328421
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11695 Johns Creek Parkway

Suite 350

Norcross, GA 30097-1523

(Address of principal executive offices, including zip code)

770-418-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On March 30, 2009, Piedmont Office Realty Trust, Inc. (the “Registrant”) mailed the letter attached as Exhibit 99.1 to this Current Report on Form 8-K to its stockholders. Such letter will be included in all stockholders’ first quarter 2009 dividend statements. Additionally, the Registrant added the information attached as Exhibit 99.2 to this Current Report on Form 8-K to its website (www.piedmontreit.com) to reflect recent updates to the company’s operational and statistical information. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibits and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Additionally, the exhibits to this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including discussions regarding any liquidity event of the Registrant and other factors that may affect future earnings or financial results. Such forward-looking statements can generally be identified by the Registrant’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe” or other similar words. Information given in this correspondence relating to leasing, the Registrant’s estimated net asset value and other facts and figures are given as of the date of this filing. Factors that may cause actual results to differ materially include changes in general economic conditions, changes in real estate conditions, increases in interest rates, lease-up risks, lack of availability of financing or other capital proceeds and additional borrowings under our unsecured line of credit or other debt facilities. Piedmont Office Realty Trust is closed to new investors. SEC filings: www.sec.gov.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: March 30, 2009	By:	/s/ Donald A. Miller, CFA
Donald A. Miller, CFA
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Q1 2009 Stockholder Letter

EX-99.2	Update to company website as of March 2009